INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement Number 333-04067 dated May 17, 1996 on Form S-8 of our report dated July 12, 1996, appearing in the GreenMan Technologies, Inc. Annual Report on Form 10-KSB for the fiscal year ended May 31, 1996.


                                                     Wolf & Company, P.C.

Boston, Massachusetts
September 13, 1996